Exhibit 10.3

Schedule of Officers and Directors that are parties to Indemnification Agreement with Impac Mortgage Holdings, Inc.

Name of Officer/Director	Date of Agreement

Joseph R. Tomkinson	September 24, 2002

William S. Ashmore	September 24, 2002

Richard J. Johnson	September 24, 2002

Ronald M. Morrison	September 24, 2002

Gretchen D. Verdugo	September 24, 2002

James Walsh	September 2, 2002

Stephan R. Peers	September 2, 2002

Frank P. Filipps	September 2, 2002

William E. Rose	September 2, 2002

Leigh J. Abrams	September 2, 2002

Bill Endresen	May 1, 2006